CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Telepad Corporation and to the incorporation by reference therein of our report dated February 15, 1996, with respect to the financial statements included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                              /S/ ERNST & YOUNG LLP
                                              Ernst & Young LLP


Vienna, Virginia
November 27, 1996